Exhibit 99.1

INAMED REPORTS RECORD QUARTERLY SALES OF $105 MILLION

•            First quarter 2005 sales were $105.2 million, an increase of 16%.

•            First quarter 2005 diluted GAAP earnings per share were $0.38, including merger related expenses of $5.2 million or $0.14 per share.

•            First quarter 2005 diluted Non-GAAP earnings per share were $0.52.

•            Successfully launched Captique™, INAMED’s first non-animal, stabilized hyaluronic acid-based dermal filler in the U.S.

Santa Barbara, Calif., May 9, 2005 — INAMED Corporation (NASDAQ: IMDC), a global health care company, today announced its financial results for the first quarter ended March 31, 2005.

Financial Results

Total sales for the first quarter 2005 increased by 16% to $105.2 million, up from $90.8 million for the first quarter 2004.  Diluted GAAP earnings per share were $0.38 including expenses of $5.2 million, or $0.14 per share, related to the pending merger of the Company with Medicis Pharmaceutical Corporation.

Diluted Non-GAAP earnings per share were $0.52.

 “INAMED continues to display the strength of a diversified operation, both from a product and geographic perspective.  The performance of our global operation resulted in another quarter of double-digit sales growth and our second consecutive $100 million sales quarter,” said Nick Teti, Chairman, President and Chief Executive Officer. “During the quarter we also continued to invest in our Reloxin® and Juvederm™ clinical programs as well as in the regulatory programs for silicone breast implants.  In the near term, our pending responsive and cohesive silicone gel breast implants premarket approval applications (“PMAs”) are a particular area of focus, and discussions with the Food and Drug Administration (“FDA”) with respect to both PMAs are ongoing.”

Q1 2005 Results	INAMED Corporation

INAMED Sales

First quarter 2005 sales were $105.2 million and represent a record sales quarter for the Company.

INAMED Health - Obesity Intervention

Worldwide sales of obesity intervention products in the first quarter 2005 increased 44% over the first quarter 2004 to $27.6 million. U.S. sales of the LAP-BAND® System were the primary driver of this growth.

INAMED Aesthetics - Breast

Worldwide breast aesthetics products set a new quarterly sales record of $59.2 million.  This represents sequential growth over the fourth quarter 2004 and a 12% increase over the same period in 2004.

INAMED Aesthetics - Facial

Worldwide facial aesthetics product sales of $17.5 million were equal to sales in the first quarter 2004. Captique™ was successfully launched in the U.S., and Hydrafill™ continued to grow and gain market share in European markets.

•                  Foreign Currency Effect

Foreign exchange favorably impacted sales during the first quarter 2005 by approximately $1.4 million.

•                  Gross Profit Margin and Selling, General and Administration Expenses (“SG&A”)

Commencing January 1, 2005, the Company began expensing royalties as part of cost of goods and is no longer including them in SG&A expenses.  The comparative numbers for the corresponding prior year’s period have been reclassified to reflect this change.

— Gross Profit Margin

The gross profit margin in the first quarter 2005 was 72.3% compared to 72.6% in the first quarter 2004.  Excluding the reclassification of royalties in cost of goods sold, the gross profit margin would have been 75.8% in the first quarter 2005 compared with 74.3% in the same period 2004.

— Selling, General and Administrative

For the first quarter 2005, SG&A expenses were $46.8 million or 44.5% of sales, compared to $37.4 million or 41% of sales for the first quarter 2004.  Excluding the reclassification of royalties and the merger related expenses of $5.2 million, the SG&A expenses as a percentage of sales would have been 43% in the first quarter 2005, the same percentage as the first quarter 2004.

•                  Research and Development

The research and development (“R&D”) expense in the first quarter 2005 was $9.8 million or 9% of sales compared to $5.2 million or 6% in the first quarter 2004.  The increase in R&D was due principally to the ongoing Reloxin® and Juvederm™ clinical programs in Facial Aesthetics.

During the first quarter the Company presented at the Scientific Advisory Panel of Health Canada’s Therapeutic Products Directorate.  This meeting reviewed the Company’s multiple PMAs covering its silicone gel filled and innovative Bio-Dimensional™ cohesive gel products.  The Company is awaiting the decision from Health Canada.

In April the Company presented at the FDA’s General and Plastic Surgery Devices Advisory Panel Meeting regarding the FDA’s request for additional data for the pending PMA of its silicone gel filled implants.  The Panel voted narrowly 5-4 for a non-approval recommendation.   Notwithstanding such vote, the Company believes that the clinical data and related information support the safety and efficacy of its products.

INAMED is continuing to work with the FDA subsequent to the Panel Meeting to discuss the PMA reviewed by the Panel in April as well as the PMA for the next-generation Bio-Dimensional™ cohesive gel products.

•                  Income Taxes

The income tax expense in the first quarter 2005 was $6.0 million representing 30% of pre-tax income due to the currently non-deductible merger expenses of $5.2 million.  Excluding the $5.2 million of merger-related expenses from pre-tax income, the income tax expense would have been 24% of pre-tax income.

Conference Call

As previously announced, Inamed will host a conference call today to discuss its first quarter 2005 results and ongoing expansion of research and development programs at 5:00 p.m. Eastern Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public by going to Inamed’s website, www.Inamed.com. The event will be archived and available for replay for fourteen days following the conference call.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including diluted non-GAAP earnings per share and certain of the cost of goods sold, selling, general and administrative expenses and income tax data, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

About INAMED Corporation

Inamed (NASDAQ: IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND® System for morbid obesity. The Company’s website is www.Inamed.com.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of May 9, 2005 and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed’s anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, manufacturing consolidation, product development and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; the receipt of required regulatory approvals for the merger with Medicis Pharmaceutical Corporation (including the approval of antitrust authorities necessary to complete the merger); the approval of the merger by the stockholders of Inamed and Medicis; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed’s stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed’s silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin Type A products; failure to protect Inamed’s intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed’s assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed’s assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

CONTACT:

Charlie Huiner

(805) 683-6761

INAMED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
Net sales	$105.2	$90.8
Cost of goods sold	29.2	24.9
Gross profit	76.0	65.9
Operating expenses:
Selling, general and administrative	46.8	37.4
Research and development	9.8	5.2
Restructuring charges	(0.4)	—
Amortization of intangible assets	1.4	1.1
Total operating expenses	57.6	43.7

Operating income	18.4	22.2

Other income:
Net interest income and debt costs	0.2	0.4
Foreign currency transaction gains	0.1	0.1
Royalty income and other	1.0	1.0
Total other income	1.3	1.5

Income before income tax expense	19.7	23.7
Income tax expense	6.0	6.2
Net income	$13.7	$17.5

Net income per share of common stock:
Basic EPS	$0.38	$0.50
Diluted EPS	$0.38	$0.49

Weighted average shares outstanding:
Basic	36.0	35.4
Diluted	36.5	35.8

Note: Certain items in prior year consolidated financials have been reclassified to conform to current year presentation.  The Company has reclassified royalties from SG&A to Cost of Goods Sold.

INAMED CORPORATION AND SUBSIDIARIES

SALES BY PRODUCT LINE

(unaudited)

(millions)

	Three Months	Three Months
	Ended	Ended	Growth
	March 31, 2005	March 31, 2004	Rates
Sales by product line
Breast aesthetics	$59.2	$52.8	12%
Health	27.6	19.2	44%
Facial aesthetics	17.5	17.5	-
Other *	0.9	1.3	(31)%
Total	$105.2	$90.8	16%

*     Other includes ongoing sales to other medical manufacturers (principally sales of Contigen®)

INAMED CORPORATION AND SUBSIDIARIES

NON GAAP EARNINGS PER SHARE RECONCILIATION

(unaudited)

(millions, except per share data)

Three Months
Ended
March 31, 2005
Earnings for per share calculations
GAAP Net income	$13.7

Merger related expenses (included in selling, general and adminstrative expenses)	5.2
Tax effect	—

Non GAAP Net income	$18.9

Earnings per share
GAAP Diluted EPS	$0.38
Merger related Q1 expenses, net of tax	0.14
Tax effect	—

Non GAAP Diluted EPS	$0.52

NOTE: There is no tax benefit to the merger related expenses as these expenses, under current tax regulations, are capitalizable.

INAMED CORPORATION AND SUBSIDIARIES

ROYALTY RECLASSIFICATION RECONCILIATION

(unaudited)

(millions, except as indicated)

Gross Profit

	Three Months Ended March 31, 2005		Three Months Ended March 31, 2004
	$	% of sales	$	% of sales

Gross profit	$76.0	72.3%	$65.9	72.6%

Add back : Royalties	3.7	3.5%	1.6	1.7%

Gross profit excluding reclassification of royalties	$79.7	75.8%	$67.5	74.3%

Selling, General and Administrative (SG&A)

	Three Months Ended March 31, 2005		Three Months Ended March 31, 2004
	$	% of sales	$	% of sales

SG&A	$46.8	44.5%	$37.4	41.2%

Add back : Royalties	3.7	3.5%	1.6	1.8%

SG&A including royalties	50.5	48.0%	39.0	43.0%

Less: Merger related expenses	(5.2)	-4.9%	—	0.0%

SG&A excluding reclassification of royalties and merger related expenses	$45.3	43.1%	$39.0	43.0%

INAMED CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$79.6	$107.2
Short-term investments	55.9	23.1
Trade accounts receivable, net of allowances of $18.7 and $18.7 in 2005 and 2004, respectively	76.8	69.2
Inventories, net	58.9	56.0
Prepaid expenses and other current assets	26.8	23.7
Total current assets	298.0	279.2

Property and equipment, net	61.4	62.5
Other assets	226.2	228.4

Total Assets	$585.6	$570.1

Liabilities and Stockholders’ Equity
Current liabilities	$90.4	$81.0
Non-current liabilities	33.8	42.8
Stockholders’ equity	461.4	446.3

Total Liabilities and Stockholders’ Equity	$585.6	$570.1